Exhibit 10.2

LEASE
Dated as of: June 1, 2016

I • PARTIES: E F and C, LLC , Landlord, which expression shall include its successors and assigns where the context so admits, does hereby lease to GI Dynamics, Inc. which expression shall include its successors and assigns where the context so admits, and the Tenant hereby leases the following described premises.

2. PREMISES: Those certain premises located within the building known as and numbered 355- Congress Street, Boston, Massachusetts (“the Building”), said demised premises consisting of 4,200 +/- rentable square feet located on the right and left side rear 5th level of the building with the right to use in common with others the stairways and elevators necessary for the Building.

3. TERM: The term of this Lease is for 2-years commencing on June 1 2016 and ending April 13 2018. On June 1, 2016 Landlord shall deliver possession of the Demised Premises to Tenant as is with a two double glass door.

4 RENT: The Tenant shall pay the Landlord rent at the rate of $11,900 per month payable monthly in advance on the first day of each calendar month. Upon execution of this Lease, the Tenant shall pay the first and, last months rent and security deposit— The first monthly installment shall be for the month starting May 20, 2016.

5 Utilities. Tenant shall pay all charges for all utilities to the Premises, including without limitation, electricity used for lights, plugs and all HVAC, all charges for gas or steam to Heat the Premises, and all charges for telephone and other utilities required or desired by Tenant, whether designated as a charge, tax, assessment, fee or otherwise. Tenant acknowledges that none of the forgoing charges are included in the Annual Fixed Rent.

It is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all utilities and services, and that the Landlord shall be under no obligation to furnish any utilities to the Premises. All utilities serving the premises Shall be separately metered if permitted by the utility company, and the cost of installing such separate metering equipment (to the extent not currently installed) shall be included as part of tenants work and shall be paid for by Tenant. If such separate metering is not available with respect to any particular utility service, then Tenant shall, during such portion of the term as such separate metering is not in effect, pay as Additional Rent the entire cost of each such utility supplied to the Premises as determined by Landlord by submetering or similar device, and the cost of installing, operating, maintaining and repairing any meter or other device used to measure Tenants utility consumption. Alternatively, at Landlords option, Tenant shall pay Tenants Percentage of the charges for each such utility allocable to those portions of the Building leased or intended to be leased to tenants, within ten days of invoice therefor, provide however, if some or all of the areas leased or intended to be leased to tenants are separately metered for electricity or any other utility, such Tenant’s Percentage for purposes of this section only shall be determined by dividing the rentable area of the Premises by the rentable area of the portions of the Building not separately metered for utility consumption.

6 Late Payment of Rent. If any installment of Annual Fixed Rent is paid more than ten (10) days after the date due, Tenant shall pay to Landlord a late charge equal to the greater of One Hundred Dollars ($100) or two and one-half percent (2.5%) of the delinquent amount. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing and administration of each delinquent payment by Tenant, but the payment of such late charges shall not excuse or cure any default by Tenant under this lease. Absent specific provision to the contrary, all Additional Rent shall be due and payable in full ten (10) days after demand by Landlord.

7 SECURITY On or before May 13 2016 the Tenant shall pay to the Landlord the amount of $3,400 ($11,900 minus $8,500 already paid) which shall be held as a security for the Tenant’s performance as herein provided and refunded to the Tenant, at the end of this Lease subject to the Tenant’s satisfactory compliance with the conditions hereof. Said security deposit shall in no event be applied by Tenant against any rent due pursuant to this Lease, unless expressly so authorized in writing by Landlord. No interest will be paid on the Security Deposit.

8 USE OF DEMISED PREMISES: The Tenant shall use the demised premises only for the purpose of general office purposes, in accordance with all applicable building and zoning laws and ordinances.

9 USE OF FREIGHT ELEVATOR: The Tenant shall have use of freight elevator only if prescheduled and approved by the landlord. Tenant will allow access to the freight elevator by other tenants if prescheduled and approved by the landlord. The Tenant shall have the right to use the Passenger elevator at all times.

10 COMPLIANCE WITH LAWS: The Tenant agrees to take all steps necessary to comply with all laws applicable to their use of the space and alterations. The Tenant acknowledges that no trade or occupation shall be conducted in the demised premises or use made thereof which will be unlawful, improper noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the City of Boston

11. FIRE INSURANCE: The Tenant shall not permit any use of the demised premises which will make voidable any insurance on the property of which the demised premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from the time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The Tenant shall on demand reimburse Landlord and all other tenants, all extra insurance premiums caused by the Tenant’s use of the premises and Building. Tenant will provide the Landlord with a waiver of subrogation from the tenant’s insurer.

12. MAINTENANCE OF PREMISES: The Tenant agrees to maintain the demised premises, in substantially the same conditions as they are at the commencement of the term, or as they may be put in during the term of this Lease, reasonable wear and tear, damage by fire and other casualty only accepted

The Tenant shall not permit the demised premises to be overloaded, damaged, stripped or defaced, nor suffer any waste.

13. ALTERATIONS- ADDITIONS: Tenant shall not make structural alterations or additions to the demised premises, but may make non-structural alterations provided the Landlord consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at Tenant’s expense and shall be in quality at least equal to the present construction. Tenant shall not permit any mechanics liens, or similar liens, to remain upon the demised premises for labor and material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant and shall cause any such lien to be released of record forthwith without cost to Landlord. Any additions, alterations or improvements made by the Tenant shall become the property of the Landlord at the termination of occupancy, as provided herein; unless Landlord requires that the tenant remove the same or agrees in writing at the time consent is requested that the Tenant may remove the same at the expiration of the term. With respect to any additions, alterations or improvements to be” made by Tenant, Tenant agrees to carry appropriate builder’s risk insurance, liability insurance, workman’s compensation insurance and in addition, any other insurance coverage reasonably requested by Landlord, specifically naming Landlord as an additional insured, as its interest may appear or, in the alternative, Tenant agrees to require similar coverage to be carried by any independent contractor performing additions, alterations or improvements on the demised premises, and, in all events Tenant agrees to indemnify and hold harmless Landlord from any damage to the demised premises, to the building and/or from and against all claims for damages allegedly insured by Tenant or by third parties for work done pursuant to this Section.

14. ASSIGNMENT AND SUBLETTING: Without the prior written consent of Landlord, which shall not be unreasonably withheld, Tenant shall not assign this Lease, sublease all or any part of the Premises, or otherwise transfer or encumber all or any of Tenant’s interest in this Lease, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant. Any transfer or change in the ownership of Tenant or any transactions pursuant to which Tenant is merged or consolidated with another entity or pursuant to which all or substantially all of Tenant’s assets are transferred to any other entity shall be deemed to be an assignment of this Lease.

If Tenant desires to enter into a sublease, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed transaction, copies of the proposed documentation, and the following information about the proposed subtenant (“Transferee”): (i) name and address, (ii) reasonably complete information about its business and business history, (iii) its proposed use of the Premises, (iv) banking, financial and other credit information

(v) general references sufficient to enable Landlord to determine the proposed Transferee’s creditworthiness and character, and (vi) such other information as Landlord may reasonably request.

Provided Tenant is not in default beyond applicable cure periods, Landlord shall not unreasonably withhold its consent to a proposed subletting as to which it does not elect to exercise its termination or recapture rights pursuant to the preceding paragraph. Without limiting the foregoing, Tenant agrees that it shall be reasonable for Landlord to withhold its consent to any proposed subletting if:

(i) The proposed Transferee does not have a credit worthiness and reputation acceptable to Landlord in Landlord’s reasonable business judgment, or

(ii) The proposed Transferee shall not use the Premises for the Permitted Uses only, or

(iii) The proposed. Transferee intends to use the Premises for a purpose or in a manner which is inconsistent with Landlord’s commitments to other tenants in the Building, or

(iv) The proposed Transferee is likely to cause an increase in Operating Costs, or

(v) The proposed Transferee shall increase the number of occupants in the Premises beyond one (1) person per two hundred feet, or

(vi) The proposed Transferee is another occupant of the Building or a prospective tenant with whom Landlord is then negotiating for a lease, or

(vii) In the case of a subletting, the portion of the Premises to be sublet is not configured and situated so that, with the installation of demising walls only, it may be leased by Landlord as a separate rental unit for office purposes.

If Landlord consents to a proposed subletting, then Tenant may enter into a sublease on the terms set forth in the documentation submitted to Landlord and Tenant shall provide Landlord with a complete copy of such fully executed sublease within thirty (30) days after Landlord gives its consent. No consent to any subletting in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord’s written approval in the case of any other proposed subletting, and Landlord may withhold its consent to any further subletting by a subtenant in Landlord’s sole and absolute discretion.

Any proposed sublease shall include a written agreement in form reasonably satisfactory to Landlord whereby the Transferee expressly assumes Tenant’s obligations hereunder. Landlord, after default by Tenant hereunder, may collect the rents from any subtenant or occupant and apply the net amount collected to the rent due under this Lease, but no such collection shall be deemed a waiver of any terms of this Section or the acceptance by Landlord of such subtenant or occupant, as a tenant, or a release of Tenant from the future performance by Tenant of its agreements or obligations contained in this Lease. In the event of termination of this Lease or reentry or dispossession of Tenant by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor under such sublease, except that neither Landlord nor any mortgagee of the Property, as holder of a mortgage or as Landlord under this Lease if such mortgagee succeeds to that position, shall be liable for any act or omission of Tenant under such sublease or for any monies received or owed by Tenant.

No subletting shall in any way impair the continuing primary liability of Tenant hereunder, and Tenant shall at all times remain liable for the performance of all of the obligations of the tenant under this Lease.

Any subletting or other transfer of Tenant’s interest in this Lease in contravention of this Section shall be voidable at Landlord’s option.

Notwithstanding anything in this Section 13 to the contrary, Tenant shall have the right to assign this Lease or to sublet all or a portion of the demised premises to its corporate parent or any subsidiary or affiliated entity without the consent of Landlord being required.

15 SUBORDINATION: This Lease shall be subject and subordinated to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, lien or liens on the property of which the demised premises are a part and the Tenant shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this Lease to said mortgages, deeds or trust or other such instruments in the nature of a mortgage.

16 LANDLORD’S ACCESS: The Landlord or agents of the Landlord may, with at least twenty-four (24) hours notice to Tenant, at reasonable times enter to view the demised premises and may remove placards and signs not approved and affixed herein provided, and make repairs and alterations as Landlord should elect to do and may show the demised premises to others, and at any time within six (6) months before the expiration of the term, may affix to any suitable part of the demised premises a notice for letting or selling the demised premises or property of which the demised premises are a part and keep the same so affixed without hindrance or molestation.

17 INDEMNIFICATION AND LIABILITY: The Tenant shall save the Landlord harmless from any claims, costs, damages, arising from the tenant’s use of the premises and activities in the building and from claims, costs and damages arising from the acts of subtenants, employees or others that may be in the premises on behalf of the Tenant. Tenant shall save the Landlord harmless from all loss and damage occasioned by the use or escape of water by the bursting of pipes, as well as from any claim or damage resulting from snow and ice on the roof of the building or from the sidewalks bordering upon the demised premises, or by any nuisance made or suffered on the demised premises, unless such loss is caused by the neglect of the Landlord.

Tenant’s personal property is at Tenant’s sole risk.

Landlord shall save the Tenant harmless from any claims ,cost, damages, arising from the Landlords use of the premises and activities in the building and from claims, costs and damages arising from the acts of agents, employees or others that may be in the premises on behalf of the Landlord. Landlord shall save the Tenant harmless from all loss and damage occasioned by the use or escape of water by the bursting of pipes, as well as from any claim or damage resulting from snow and ice on the roof of the building or from the sidewalks bordering upon the demised premises, or by any nuisance made or suffered on the demised premises, unless such loss is caused by the neglect of the Tenant. Landlord’s personal property is at Landlord’s sole risk.

18 TENANTS LIABILI1Y INSURANCE: The Tenant shall maintain, with respect to the demised premises and the property of which the demised premises are part, comprehensive public liability insurance in the amount of One Million and 00/100 ($1,000,000.00) Dollars with property damage insurance in limits of One Hundred Thousand Dollars and 00/100 ($ 100,000.00) in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the Landlord as well as Tenant against injury to persons or damage to property as provided. Landlord shall be named as additional insured on such policy. The Tenant shall deposit with the Landlord certificates for such Insurance at or prior to the commencement of the term, and thereafter, within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least thirty (30) days prior written notice to each assured named therein.

19 FIRE, CASUAL1Y-EMINENT DOMAIN: Should a substantial portion of the demised premises, or of the Building of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the Landlord may elect to terminate this Lease. When such fire, casualty or taking renders the demised premises substantially unsuitable for their intended use or results in Tenant having no reasonable access to the demised premises, a just and proportionate of rent shall be made, and the Tenant may elect to terminate this lease if:

a) The Landlord fails to give written notice within thirty (30) days of the casualty, fire or taking the Landlord’s intention to restore the leased premises, or

(b) The Landlord fails to restore the leased premises to a condition substantially suitable for their intended use within three (3) months of said fire, casualty, or taking.

The Landlord reserves, and the Tenant grants to the Landlord, all rights which the Tenant may have for damages or injury to the leased premises for any taking by eminent domain, except for damages to the Tenant’s fixtures, property or equipment.

20 DEFAULT AND BANKRUPTCY: In the event that:

(a)	The Tenant shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (I 0) days; or

(b)	The Tenant shall default in the observance or performance of any other of the Tenant’s covenants, agreement or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

(c)	The Tenant shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of Tenant’s property for the benefit of creditors, then the Landlord shall have the right thereafter, which such default continues to re-enter and take complete possession of the demised premises, to declare the term of the Lease ended, and remove the Tenant’s effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The Tenant shall indemnify the Landlord against all loss of rent and other payments which the Landlord may incur by reason of such termination during the residue of the term. If the Tenant shall default after reasonable notice thereof, in the observance of performance of any conditions or covenants on Tenant’s part to be observed or performed under or by virtue of any of the provisions in any section of this Lease, the Landlord, without being under obligation to do so without thereby waiving such default, may remedy such default for the account and at the expense of the Tenant. If the Landlord makes any expenditures or incurs any obligations for payment of money in connection there with, including but not limited to reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of twelve (12) percent per annum and costs, shall be paid to the Landlord by the Tenant as additional rent, hi the event of a default by the Tenant and re-entry and termination of the Lease, the value, at the time of termination, of the excess, if any, of the amount of rent and additional rent reserved in the Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term shall become immediately due and payable at Landlord’s option and Tenant waives all rights and claims for anticipatory breach of the Lease. In all cases, Landlord shall use commercially reasonable efforts to mitigate its damages.

21 SIGNS: Landlord shall have a right of prior approval of all signs to be utilized by Tenant on his door or outside of the demised premises. Landlord shall also have a right of prior approval of any signs placed by Tenant on the window areas of the demised premises for viewing from outside of the building. Any of such approvals shall not be unreasonably withheld. To the extent that any signs referred to in the Section are subject to local zoning ordinances or rules and regulations of any governmental agency or authority, all such signs will be in compliance therewith. Landlord at its cost shall install building standard signage on the first floor lobby and on the floor directory

22 NON-WAIVER: No waiver by the Landlord and no assent, express or implied, to any breach on the part of the Tenant of any covenant, agreement, condition or duty shall ever be held or construed as a waiver of or consent to any other breach of the same or of any other covenant, agreement, condition or duty. In the event of a breach by the Tenant of any covenant, agreement or condition which is conditioned upon the consent or approval of the Landlord neither the acceptance of rent by the Landlord nor failure by the Landlord to take action on account of such breach or to enforce its rights resulting therefrom shall be deemed a waiver, but such breach shall be a continuing breach until the written consent or approval of the Landlord or its agents shall be obtained.

23 CUMULATIVE RIGHTS: All rights and remedies of the parties pursuant to this Lease are intended in all events to cumulative.

24 LANDORD ASSIGNMENT: Landlord may at its sole option at any time during the term of this Lease assign its rights hereunder and in such event the Tenant’s obligation hereunder shall run to and Landlord and/or its assignee in accordance with appropriate application of the laws of the Commonwealth of Massachusetts. Landlord may also at its sole discretion utilize the leasehold created pursuant to this Indenture in order to obtain mortgage financing with respect to the demised premises or to any part of the whole of the building of which the demised premises are a part. Landlord at its sole option has or may in the future assign any other party all rents, profits or other payments now or hereafter becoming due as a rent or otherwise from Tenant.

25 MARGINAL NOTATIONS: Marginal notations contained in this Lease are for the convenience of reference only, and are not intended to be included as part of the terms of this Lease.

26 NOTICES: Any notice from the Landlord to the Tenant relating to the demised premises or in the occupancy thereof, shall be deemed duly served, if (1) hand delivered to the Tenant or, (2) mailed to the demised premises, registered or certified mail, return receipt requested, postage prepaid addressed to the Tenant, or (3) by nationally recognized overnight courier service addressed to the Tenant. Any notice from the Tenant to the Landlord relating to the demised premises or the occupancy thereof, shall be deemed duly served, if (1) hand delivered to landlord, (2) mailed to the Landlord by registered or certified mail, return receipt requested, postage prepaid, addressed to the Landlord, or (3) by nationally recognized overnight courier service at such address as the Landlord may from time to time advise in writing. All rent and notices shall be paid and sent to the Landlord at:

27 SURRENDER: The Tenant shall, at the expiration or other termination of the Lease, remove all Tenant’s goods and effects from the demised premises (including without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the Tenant either inside or outside the demised premises). Tenant shall deliver to the Landlord the demised premises and all keys, locks thereto and other fixtures; connected therewith and all alterations and additions made to or upon the demised premises, in the same condition as they were at the term hereof, reasonable wear and tear and damage by fire or other casual1y only excepted. In the event of the Tenant’s failure to remove any of Tenant’s property from the premises, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of the property at Tenant’s expense, or to retain same under Landlord’s control or to sell at public or private sale, without notice, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property. In the event that Tenant remains in possession of all or part of the demised premises after the expiration of the term of this Lease, then said Tenant shall be deemed a tenant of the demised premises from month to month at the same rental and subject to all terms and provisions of the Lease, except only as to the lease term.

28 RULES AND REGULATIONS: Notwithstanding anything elsewhere contained in this Lease to the contrary, use of the premises will at all times be in strict conformity with applicable laws of governmental bodies having jurisdiction thereof and will also be subject from time to time to rules and regulations governing the operation of the building as conveyed to Tenant in writing by Landlord see Exhibit A. Any such rules and regulations will apply to all tenants of the building and compliance therewith is deemed a covenant of Tenant pursuant to this indenture of Lease. Tenant agrees to comply with all procedures conveyed by Landlord regarding the security of the building.

29 LANDLORD’S OBLIGATION: If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and if as a consequence of such default Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of same received upon execution of such judgment and levied thereon against the right, title and interest of the Landlord in and to the Building and the land thereunder and out of rents or other income from such property receivable by Landlord. In any event Landlord will never be personally liable to tenant or anyone claiming under tenant.

In the event of a sale or conveyance by Landlord of the building of which the demised premises comprise a part, the same shall operate to release Landlord from any future liability upon any covenant or condition, express or implied, herein contained in favor of Tenant and in such event, Tenant shall look solely to the responsibility of Landlord’s successor in interest to this Lease for relief with respect to same; provided, however, that Landlord would not be released from liability for any breach which occurred prior to the sale or conveyance of the building.

30    TENANTS CERTIFICATE: Tenant agrees, at any time within ten (10) days of Landlord’s written request to execute, acknowledge and deliver to Landlord a written statement in form requested by Landlord, certifying that this Lease is unmodified and in full force and effect (or, if there have been modification, that this Lease is in full force and effect as modified and stating the modifications), and the dates to which the minimum rent and other charges have been paid in advance, if any, or whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms or conditions hereof upon the part of Tenant to be performed or complied with (and, if so, specifying the same), it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser or mortgagee of the building and land or any part thereof.

31 BANK APPROVAL: Tenant agrees to complete the Estopple Certificate and Subordination, Non-Disturbance and Attornment Agreements for the Bank that has the mortgage on the Building and acknowledges that this lease may be subject to approval by the mortgage lender.

32 GOVERNING LAW: This Indenture of Lease is to be construed in accordance with the laws of the Commonwealth of Massachusetts.

33 The lease is subject in every respect to the Master Deed of the Condominium, The Declaration of Trust, and the By-Laws and Rules and Regulations thereto.

34 Parking. 3 spaces at $300 each per month when available

IN WITNESS WHEREOF the Landlord and Tenant have hereunto set their hands and common seals this             day of

Tenant	Landlord

/s/ Scott Schorer	/s/ Francis X Crowley

GI Dynamics Inc	E F and C LLC

Scott Schorer	Francis X Crowley

Signature

Printed Name

Company Position. CEO

Rules and Regulations

1 The sidewalks, entrances, driveways, passages, loading areas, corridors, vestibules, halls, elevators or stairways in or about the Building shall not be obstructed by Tenant.

2. Tenant shall not place objects against glass partitions, doors or windows which would be unsightly from the Building corridor or from the exterior of the Building. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or fixed by Tenant on any window

Or

part of the outside or inside of the Buildings without prior consent of Landlord, not to be unreasonably withheld or delayed.

3. Tenant shall not place a load upon any floor of the Building exceeding the lesser of the floor load which such floor was designed to carry or that allowed by law.

4. Tenant shall not waste electricity or water in the Building and shall cooperate fully with Landlord to assure the most effective operation of the Building HVAC system. All regulating and adjusting of HVAC equipment shall be done by the Landlord’s agents or employees.

5. No additional or different locks or bolts shall be affixed on doors by Tenant. Tenant shall return all keys to Landlord upon termination of Tenant’s lease. Tenant shall not allow peddlers, solicitors or beggars in the Building and shall report such persons to the Landlord’s agent. Notwithstanding the foregoing, the Tenant may install, at its sole cost and expense, a card access or fob system to control access to the Premises; provided however, that Landlord shall a master key to access the Premises in the manner consistent with this Lease.

6. Tenant shall not use the Premises so as to cause any increase above normal insurance premiums on the Building.

7. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises. No space in the Building shall be used for manufacturing or for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale.

8. Tenant shall not engage or pay any employees of the Building without approval from the Landlord. Tenant shall not employ any persons other than the janitor or employees of Landlord for the purpose of cleaning Premises without the prior written consent of Landlord.

9. removals from the Building or the carrying in or out of the Building or the Premises of any freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the rules and regulations or provisions of Tenant’s lease.

10. Normal Building Operating Hours for the office portion of the Building are 7:00 a.m. to 7:00 p.m. Mondays through Fridays and 9:00 a.m. to 1:00 p.m. on Saturdays excluding New Year’s Day, Martin Luther King’s Birthday, President’s Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, Christmas Day (and the applicable weekday when any such day occurs on a weekend day) and all other federal, state, county or municipal holidays and all Sundays, except that Landlord reserves the option (at its sole election) to expand or alter Normal Building Operating Hours. Any day (other than a Saturday) on which Normal Building Operating Hours shall occur shall be a “Business Day”. Outside of Normal Building Operating Hours, Landlord reserves the right to exclude from the Building all persons connected with or calling upon Tenant who do not present a pass to the Building signed by Tenant. Landlord will furnish passes to persons designated by Tenant and Tenant shall be responsible to Landlord for all acts of such persons.

Elevator and stairway door shall be locked at 7 PM. Entering after that time will be Allowed by escort from some member already in the office. Exiting after 7 PM

Shall be via the stairway.

12	Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire, flood and associated perils.

13	Tenant shall, at Tenant’s expense, provide artificial light and electric current for the Landlord and/or its contractors, agents and employees during the making of repairs, alterations, additions or improvements in or to the demised premises.

14 The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed and no sweepings, rubbish, rags, acid or like substance shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant.

15 Landlord reserves the right to establish, modify and enforce parking rules and regulations.

16 All refuse from the Premises shall be disposed of in accordance with the requirements established therefor by Landlord.

17 Landlord reserves the right at any time to rescind, alter or waive any rule or regulation at any time prescribed for the Building and to impose additional rules and regulations when in its judgment Landlord deems it necessary, desirable or proper for its best interest and for the best interest of tenants and other occupants and invitees thereof. No alteration or waiver of any rule or regulation in favor of one Tenant shall operate as an alteration or waiver in favor of any other Tenant. Landlord shall not be responsible to any Tenant for the non-observance or violation by any other Tenant however resulting of any rules or regulations at any time prescribed for the Building.